EXHIBIT 28(e)(ii)
AMENDED AND RESTATED EXHIBIT A
THIS AMENDED AND RESTATED EXHIBIT A, dated as of _____________, 2011, is Exhibit A to that certain Underwriting Agreement dated as of July 1, 2010, between BNY Mellon Distributors Inc. (formerly PFPC Distributors, Inc.) and FundVantage Trust.
FUNDS
Cutwater Municipal Bond Inflation Protection Fund
(f/k/a MBIA Municipal Bond Inflation Protection Fund)
Cutwater High Yield Fund
(f/k/a MBIA High Yield Fund)
Cutwater Multi-Sector Inflation Protection Fund
(f/k/a MBIA Multi-Sector Inflation Protection Fund)
Cutwater Investment Grade Bond Fund
(f/k/a MBIA Core Plus Fixed Income Fund)
Lateef Fund
Boston Advisors US Small Cap Equity Fund
Boston Advisors International Equity Fund
Corverus Strategic Equity Fund
WHV International Equity Fund
Pemberwick Fund
Private Capital Management Value Fund
Estabrook Value Fund
Estabrook Investment Grade Fixed Income Fund
Pacific Capital Tax-Free Securities Fund
Pacific Capital Tax-Free Short Intermediate Securities Fund
Olympia American Real Estate Fund
DuPont Capital Emerging Markets Fund
Polen Growth Fund
Compak Dynamic Asset Allocation Fund
Gotham U.S. Value 1000 Fund
Gotham Global Value 500 Fund
Gotham International Value 400 Fund
Formula Investing U.S. Value 1000 Fund
Formula Investing U.S. Value Select Fund
Formula Investing Global Value 500 Fund
Formula Investing Global Value Select Fund
Formula Investing International Value 400 Fund
Formula Investing International Value Select Fund
WHV Emerging Markets Equity Fund
Boston Advisors Broad Allocation Strategy Fund
TW Small Cap Growth Fund
EIC Value Fund
SNW Oregon Short-Term Tax-Exempt Bond Fund
[Signature page follows.]

BNY MELLON DISTRIBUTORS INC.

By:

Name:

Title:

FUNDVANTAGE TRUST

By:

Name:

Title:

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